EXHIBIT 23.4


                    CONSENT OF HOWE BARNES INVESTMENTS, INC.

                                  July 17, 1998


Kersey Bancorp, Inc.
301 First Street
Kersey, CO  80644

Members of the Board:

We hereby consent to the use in the Registration Statement on Form S-4 and related Proxy Statement/Prospectus with respect to the proposed merger of Kersey Bancorp, Inc. with and into Val Cor Bancorporation, Inc., a Colorado corporation and wholly owned subsidiary of Zions Bancorporation, of our opinion letter appearing as Appendix B in the Proxy Statement/Prospectus which is part of such Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                          Very truly yours,

                                           HOWE BARNES INVESTMENTS, INC.

                                          /s/ Paul A. O'Connor
                                          --------------------------------------
                                          Paul A. O'Connor, First Vice President

                                          HOWE BARNES INVESTMENTS, INC.